UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2022

Presidio Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34049	33-0841255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4995 Murphy Canyon Road, Suite 300

San Diego, California 92123

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 471-8536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Series A Common Stock, $0.01 par value per share	SQFT	The Nasdaq Stock Market LLC

9.375% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	SQFTP	The Nasdaq Stock Market LLC

Series A Common Stock Purchase Warrants to Purchase Shares of Common Stock	SQFTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2022, certain subsidiaries of Presidio Property Trust, Inc. (the “Company”), NETREIT MODEL HOMES, LLC (“NMH”), DUBOSE MODEL HOME INVESTORS #202 LP, a California limited partnership (“Dubose #202”), DUBOSE MODEL HOME INVESTORS #203 LP, a California limited partnership (“Dubose #203”), DUBOSE MODEL HOME INVESTORS 204, LP, a California limited partnership (“Dubose #204”), DUBOSE MODEL HOME INVESTORS #205, LP, a California limited partnership (“Dubose #205”) and DUBOSE MODEL HOME INVESTORS #206, LP, a California limited partnership (“Dubose #206”, and together with NMH, Dubose #202, Dubose #203, Dubose #204 and Dubose #205, collectively, “Borrowers” and each a “Borrower”) and FIRST HORIZON BANK (“Lender”) entered into the tenth amendment (“Amendment”) to their loan agreement, dated as of February 26, 2016, which was previously amended by the first nine amendments dated March 14, 2016, June 29, 2016, April 11, 2017, February 20, 2018, April 11, 2018, April 11, 2019, May 22, 2020, June 26, 2020, and August 19, 2021 (as amended, the “Loan Agreement”). The Amendment is effective August 17, 2022.

The Amendment extends the Loan Agreement through October 12, 2023, from August 17, 2022, and requires that the Borrowers maintain a quarterly debt service coverage ratio, in the aggregate, of no less than 1.10 to 1.00. The Amendment further provides that the interest rate shall be equal to the lesser of (a) the maximum rate permitted by applicable law or (b) the greater of (i) the sum of the Index Rate (as defined in the Loan Agreement) then in effect on the date Borrower directs Lender to fix the interest rate for an impending advance plus 2.25% and (ii) 3.00% per year; provided, however, that such fixing of the interest rate shall not be effective for more than 30 days and upon the expiration of such 30 day period, the interest rate shall be reset five business days prior to the date of such advance.

In connection with the Amendment, also on October 12, 2022, the Company executed a Guaranty Agreement effective August 17, 2022 (the “Guaranty Agreement”), pursuant to which it guaranteed to Lender the payment and performance of the Borrowers’ obligations under the Loan Agreement, up to 15% of the total outstanding principal, interest, fees and other obligations owed under the Loan Agreement.

The foregoing summaries of the Loan Amendment and Guaranty are qualified in their entirety by reference to the Amendment and Guaranty Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference, and by reference to the original loan agreement and prior amendments, copies of which were filed as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2021 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

Item 8.01 Other Events.

On October 14, 2022, the Company issued a press release announcing the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 8.01 of this Current Report on Form 8-K, including the information contained in the press release, is being furnished pursuant to Item 8.01 “Other Events,” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Tenth Amendment to Loan Agreement signed October 12, 2022
10.2	Tenth Amendment to Guaranty Agreement signed October 12, 2022.
10.3	Ninth Amendment to Loan Agreement signed August 19, 2021 (Incorporated by reference to Exhibit 1.1 to Current Report on Form 8-K filed August 25, 2021).
10.4	Loan Agreement dated February 26, 2016, together with Second Amendment to Loan Agreement dated as of June 29, 2016, Third Amendment to Loan Agreement dated as of April 11, 2017, Joinder and Fourth Amendment to Loan Agreement dated as of February 20, 2018, Fifth Amendment to Loan Agreement dated as of April 11, 2018, Joinder and Sixth Amendment to Loan Agreement dated as of April 11, 2019, Joinder and Seventh Amendment to Loan Agreement dated as May 22, 2020 and Eighth Amendment to Loan Agreement dated as of June 26, 2020 (Incorporated by reference to Exhibit 1.2 to Current Report on Form 8-K filed August 25, 2021).
99.1	Press Release, dated October 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDIO PROPERTY TRUST, INC.

	By:	/s/ Adam Sragovicz
	Name:	Adam Sragovicz
	Title:	Chief Financial Officer

Dated: October 14, 2022